SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                            -----------------------

                      PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM SB-2

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
             (Name of small business issuer in its charter)

     Nevada                                         7371
(State of Incorporation)                       (Primary Standard Industrial
                                                Classification Code)

                                    91-2069521
                     (I.R.S. Employer Identification Number)

                            Andergasse 12A/2, A-1170
                                Vienna, Austria
                               (011)431-484-4964


          (Address and telephone number of principal executive offices)
                            -------------------------

                                 Andergasse 12A/2
                                Vienna, Austria A-1170
                               (011)431-484-4964


          (Address of principal place of business or intended principal place of business)
                            -------------------------

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101
                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)


           (Name, address and telephone number of agent for service)

                           -------------------------

                                   COPIES TO:

                                KENNETH G. EADE
                                Attorney at Law
                           827 State Street, Suite 12
                            Santa Barbara, CA 93101

                             (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)
                           -------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                        -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /      /
                         --------
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                                -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       -----------------------------------------------------------------
       -----------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

TITLE OF EACH             DOLLAR              PROPOSED      PROPOSED
AMOUNT OF
CLASS OF SECURITIES       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE
REGISTRATION
FEE
-------------------       -----------------   ---------     --------------
------------
Common Stock, .001 par    $2,500,000           $2.00          $2,500,000    $
660.00

Total                     $2,500,000           $2.00          $2,500,000    $
660.00



                                    PROSPECTUS

                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

                        1,250,000 SHARES OF COMMON STOCK

Up to 1,250,000 of the shares of common stock offered are being sold by INTERNET SERVICES & BUSINESS APPLICATIONS CORP. There is no minimum purchase requirement and no escrow, and the proceeds may be used by Internet Services in its discretion. There is no established public market for Internet Services' common stock, and the offering price has been arbitrarily determined. Internet Services' Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that Internet Services' common stock will ever be quoted on any quotation service or that any market for Internet Service's stock will ever develop. This offering will terminate 24 months after the date of this prospectus. Sales in California are limited to those investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year and have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a net worth of $500,000, and the investment shall not exceed 10% of the net worth of the investor. The offering is self-underwritten by the Company, and the shares will be sold by its officer and director, Heinz Riemer, without the use of any brokers, finders or underwriters.

                             ------------------------

 The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                             ------------------------
 These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



              Price            Underwriting            Proceeds
              To               Discounts and           To
              Public           Commissions (2)         Company (1)
              ------           ---------------         ----------
Per Share     $2.00             $     0                 $ 2.00

Total   $ 2,500,000             $     0                 $2,500,000



               The date of this prospectus is ______________, 2001

                                TABLE OF CONTENTS
                                                              PAGE
                                                            ---------

Prospectus Summary..............................                1
Risk Factors....................................                3
     We have no operating history and may not be
     Successful in facing early stage challenges                3
     We need to raise at least $1,800,000 in order to
     operate for the next twelve months...........              4
     We may need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................              4
     We depend on our sole officer who comprises the
     entire management team at the present time......           5
     Internet Services has complete discretion in spending
     the proceeds of this offering...................           6
     Our computer and communications systems may
     fail to experience delays.....................             9
     We depend on continued growth in use of the
     Internet and online commerce..................             9
     We may be unable to respond to rapid changes in
     the online commerce industry..................             10
     Terms of offering-no escrow...................             10
     Related party transactions and possible
     conflicts of interest......................                10
Use of Proceeds.................................                12
Dividend Policy.................................                13
Price Range of Securities.......................                13
Capitalization..................................                13
Dilution........................................                14
Selected Financial Data.........................                13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................                14
Business........................................                17
Management......................................                27
Certain Transactions............................                29
Principal Stockholders..........................                30
Description of Securities.......................                30
Shares Eligible for Future Sale.................                32
Plan of Distribution............................                33
Legal Matters...................................                34
Experts.........................................                34
Index to Financial Statements...................                35

                            ------------------------

                               PROSPECTUS SUMMARY

                              CORPORATE BACKGROUND

 Internet Services was organized on August 28, 2000. We are a development stage Nevada corporation, which has never commenced operations. Our intended plan of operations is to engage in the business of developing Internet electronic commerce tools for small to middle sized companies in Europe, and to run an Internet "warehouse;" a cooperative site on the Internet where smaller companies can enjoy the Internet presence and electronic commerce advantages enjoyed by larger companies. The plan envisions the development of web sites, using software to be developed by Internet Services, which will give these companies electronic commerce capabilities. Our plan of operations depends upon raising sufficient funds to engage in traditional and Internet advertising and promotion of our web site and products. Internet Services is controlled by one individual. There can be no assurance that Internet Services' common stock will ever develop a market. The address of our principal executive offices is Andergasse 12 A/2, A-1170, Vienna, Austria, and our telephone number is 011-431-484-4964.


                                   THE OFFERING

Common Stock Offered..................... Up to 1,250,000 shares

Common Stock Outstanding after the
  Offering............................... 3,250,000 shares

Use of Proceeds.......................... Working capital

Symbol................................... None

Risk Factors............................  The shares of Common stock offered involve a high degree of
                                          risk and immediate substantial
                                          dilution. See "Risk Factors"

Term of offering........................  24 months after the date of this prospectus, unless all shares are
                                          sold sooner.

Price................................  The offering price of $2.00 per share was arbitrarily determined
                                          without reference to any formula or
                                          method.

Miscellaneous...........................  There are no provisions for indemnification of any officers,
                                          directors or controlling persons from
                                          liability under the Securities
                                          Act.

                              SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2001 and the consolidated balance sheet data at June 30, 2001 come from Internet Services's audited Consolidated Financial Statements included elsewhere in this Prospectus.

The consolidated statement of operations data for the period inception to June 30, 2001 come from Internet Services' audited financial statements for that year, which are included in this Prospectus. These statements include all adjustments that Internet Services considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period do not necessarily indicate the results to be expected for the full year or for any future period.


BALANCE SHEET DATA:

                                            June 30, 2001
                                          ----------------
Assets: .............................      $   --
                                            =======

Liabilities - Accounts Payable ......      $   --
                                            -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 2,000,000  ..............          2,000
  Paid-In Capital ..................         11,500
  Retained Deficit .................        (13,500)

                                             -------
     Total Stockholders' Equity .......         --
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $    --
                                             =======

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                    Since
                                                  inception
                               Period ended           of
                               June 30, 2001      Development
                                                     Stage
                             ----------------        -----
Revenues:                      $     --            $   --
General and administrative
 Expenses:                        13,500           $ 13,500
                             ----------------        -----

     Net Loss                   $(13,500)          $(13,500)

                             ================        =====

            -------------------------------------------------------


                                  RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

 Internet Services is a development stage company with no operating history, which means that potential investors have no way of evaluating the risk of their investment.

Internet Services' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Since inception, Internet Services has incurred losses. These losses are in the form of pre-operating expenses, since we have just begun operations.

 We will need additional capital to fund our expected needs for working capital and capital expenditures, or we will not be able to operate, and investors may lose their entire investment.

If we are unsuccessful in raising at least $1,800,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations. If we are not successful in raising at least $1,800,000 in the next twelve months, investors may lose their entire investment.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

 We depend on our sole officer and director, who comprises the entire management team at the present time. The loss of our sole officer may result in the ceasing of operations, and the loss of investors' investments.

We have only one officer; Heinz Riemer, the president, secretary, chief financial officer and director of Internet Services, who devotes approximately 40 hours per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Riemer. Loss of Mr. Riemer could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investors' investments.

 Our computer and communications systems may fail or experience delays, which may slow the growth of our business, and inhibit our ability to become profitable or to survive.

Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

We depend on continued growth in use of the Internet and online commerce to operate.

Our business plan is dependent upon the growth of use of the Internet and reliance on e-commerce, or electronic commerce, which is the buying and selling of goods and services on the Internet. This depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grow or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce.

 Widespread use of the Internet and online commerce is a recent phenomenon.
A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

 We may be unable to respond to rapid changes in the online commerce industry, which may affect our ability to operate.

To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

 Our business model is unproven, and the market may not accept it, which may affect our ability to begin and maintain our operations.

Our success depends upon achieving significant market acceptance of our model by growing enterprises. Failure to achieve or maintain market acceptance of our model by growing enterprises would result in a loss of revenues. Market acceptance of Internet Services depends upon the continued growth in the use of the Internet generally and, in particular, as a medium for e-business by growing enterprises. The Internet may not prove to be a viable channel for these services due to:

- an inadequate development of necessary reliable network infrastructure or complementary services, such as high-speed modems and security procedures for the transmission of e-commerce information;
- development and acceptance of a competing method for delivering e-commerce services to businesses;
- delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and
- governmental regulation. Our e-commerce services could be vulnerable to security and technical risks and may require additional investment to maintain our intended business.

 We will rely on security technology and outsourcing from others, which may curtail our ability to operate, in the event of malfunction or service disruption.

We intend to provide electronic commerce, or e-commerce services to our customers. We will perform electronic commerce functions that would otherwise be handled by the customer's internal staff using the customer's resources. Our e-commerce services will rely on encryption and authentication technology licensed from third parties to provide the security and authentication needed to safely transmit confidential information. Although we intend to design and implement a variety of network security measures, unauthorized access, computer viruses, accidental or intentional acts and other disruptions may occur. Our e-commerce outsourcing centers may experience delays or service interruptions as a result of the accidental or intentional acts of Internet users, current and former employees or to others. Such acts could potentially jeopardize the security of confidential information, such as credit card and bank account numbers, stored in our and our clients' computer systems. Such a breach in security could result in liability to use and in the loss of existing clients or the deterrence of potential clients.

This offering is limited in California to individuals who meet certain suitability requirements.

The offering in California was approved by the Commissioner of Corporations on the basis of a limited offering qualification where offers and/or sales could only be made to persons based on their meeting certain suitability standards as described in this offering circular and the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations found in Title 10, California Code of Regulations.
The Commissioner of Corporations has restricted sales to those investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year and have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a net worth of $500,000, and the investment shall not exceed 10% of the net worth of the investor. Exemptions for secondary trading in California have been withheld, which may affect the ability of California residents to resell their shares.

Since the offering in California is only qualified as a limited offering, exemptions for secondary trading in California will be withheld by the California Commissioner of Corporations, which has required the addition of this risk factor.

This means that purchasers in California may not be able to freely sell their shares absent registration or an applicable exemption from registration. There may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.


                                 USE OF PROCEEDS

The net proceeds to Internet Services from the sale of the shares of Common stock offered are estimated to be approximately $2,463,340 if all shares in this offering are sold. Internet Services intends to use these proceeds for web site promotion, working capital and general corporate purposes.

The following table shows the Company's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. We will need to sell at least 75% of the shares in this offering in order to complete the first phase of our planned operations without resorting to other sources of capital. Further, there can be no assurance that any shares will be sold in this offering.

                           10%        25%        50%         75%      100%
                           ---       -------    ------     -------    ------
Development of
e-commerce software      184,000     460,000    920,000   1,380,000   1,840,000
Marketing and training    20,000      50,000    100,000     150,000     200,000
Working Capital           42,334     105,835    211,670     317,505     423,340
                          -------     -------- ---------     ---------  -------
Totals                   246,334     615,835  1,231,670   1,847,505   2,463,340


The allocation of the net proceeds of the Offering set forth above represents Internet Services's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Internet Services's future revenues and expenditures. If any of these factors change, Internet Services may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                 DIVIDEND POLICY

Internet Services has never declared or paid cash dividends on its capital stock. Internet Services currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                            PRICE RANGE OF SECURITIES

Internet Services's common stock is not listed or quoted at the present time, and there is no present public market for Internet Services's common stock. Internet Services has obtained a market maker who has agreed to file an application for Internet Services's securities to be quoted on over-the-counter bulletin board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Internet Services's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Internet Services's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Internet Services's common stock will ever develop.

                                  CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Internet Services as of June 30, 2001. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                              BALANCE SHEET DATA:
                             ---------------------


                                          June 30, 2001
                                        -----------------
Assets: .............................      $   --
                                            =======

Liabilities - Accounts Payable ......      $   --
                                            -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 2,000,000  ..............          2,000
  Paid-In Capital ..................         11,500
  Retained Deficit .................        (13,500)
                                             -------
     Total Stockholders' Equity .......        --
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $   --
                                             =======

                                     DILUTION

As of June 30, 2001, Internet Services's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Internet Services's tangible assets less its total liabilities. Net tangible book value per share represents Internet Services's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,250,000 shares at an offering price of $2.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500), Internet Services' net tangible book value as of the closing of this offering would increase from $.007 to $.76 per share. This represents an immediate increase in the net tangible book value of $.76 per share to current shareholders, and immediate dilution of $.1.24 per share to new investors, as illustrated in the following table:


Public offering price per share of common stock ......  $ 2.00
Net tangible book value per share before .............  $ 0
Increase per share attributable to new investors......  $ .76
Net tangible book value per share after offering......  $ .76
Dilution per share to new investors...................  $1.24
Percentage dilution......................................62%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,250,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

                Number      Total          Percentage  Percentage  Average
                   of Shares   Consid-        of Shares   of Total    price
                   Purchased   eration Paid   Purchased   Consid-     per
                                                          eration     share
                   ---------   -------------  ---------   ----------  -------
Existing Investors  2,000,000   $   14,200     61.54%       .5%      $0.007
New Investors       1,250,000   $2,500,000     38.46%     99.5%      $2.00



               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Internet Services's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                 COMPANY OVERVIEW

Internet Services was organized on August 28, 2000, and has never commence operations. Internet Services has virtually no operations, assets or revenue. Internet Services' common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.


                           PLAN OF OPERATIONS-IN GENERAL

Internet Services's plan of operations is to develop e-commerce solutions for small to middle sized companies in Europe that will give those companies the Internet and e-commerce abilities and functions that only web sites of larger companies now have. Our plan entails becoming a partner to those companies to help them with outsourcing of their Internet-based selling. We will attempt to accomplish this by developing extensive software with a wide spectrum of functions that we will share with our partners, thus giving them the advantage that only larger companies with the ability to afford the development of such software now have. In addition to the software, we will provide services such as website design and consultation on Internet-based selling.

Internet Services presently has little cash with which to satisfy any future cash requirements. Internet Services will need a minimum of $1,800,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, Internet Services depends on the success of this offering in selling at least 75% of the shares offered. If we are not successful in selling at least 75% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our principal.

If we are unable to raise this minimum amount through private placements of our stock or borrowing from our principal, we will be forced to curtail or cease our operations and activities.

Except for the initial capitalization by our founding director and shareholder, and the issuance of common stock to cover legal fees, we have not engaged in any private placements of our common stock to date.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in research and development of its proprietary e-commerce software and website design services. The scope of our research will be to examine the behavior and needs of online users, by researching publications and studies of universities and research institutes. We will develop our software to meet the Internet based selling needs of our customers, keeping pace with the new marketing trends and strategies of their competitors. Internet Services does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. Internet Services has no current material commitments. Internet Services has generated no revenue since its inception.

Internet Services is still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Internet Services will be successful in raising the capital it requires through the sale of its common stock.

                                     BUSINESS

                                    IN GENERAL

We are a Development Stage Company incorporated in Nevada on August 28, 2000. Management believes we are the first company whose plan of operations is to develop an e-commerce solution for small to middle sized business enterprises in Europe, which currently has no e commerce solution. Management believes we can distinguish ourselves from our competitors by offering emerging enterprises Internet and e-commerce solutions. We intend to be a full service provider, offering web site design and support, e-commerce systems to integrate into web sites we design and build, or into existing client web sites, that will enable small and middle sized enterprises to capitalize on the power of the Internet to reach and support their customers and markets.

Emerging enterprises often face significant obstacles in capitalizing on Internet marketing and e-commerce opportunities because of technological complexity, the costs and time required to implement and support web sites and e-commerce web sites, and the scarcity of quality Internet professionals. Internet Services will enable our emerging enterprise partners to overcome these obstacles by combining high quality, cost effective Internet services to deliver sophisticated e-business solutions that otherwise might be unavailable to them.

                            FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Internet Services's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                              INDUSTRY BACKGROUND

Businesses today are using the Internet to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners. This emerging business use of the Internet encompasses both business to business communications and transactions, which are the exchange of products, services or information between businesses and business to consumer communications and transactions, which are the exchange of products, services, or information between a business and a consumer.

The projected growth of these markets over the next five years is dramatic, particularly in business-to-business e-commerce. The Gartner Group, an independent research firm, projects that the volume of nonfinancial goods and services sold through business-to-business e-commerce will reach $7.23 trillion worldwide by 2004. In order to capitalize fully on the new opportunities presented by the Internet, businesses demand Internet-based applications that process transactions and deliver information far more effectively than static Web pages.

The extensive reach of the Internet can enable emerging enterprises to compete effectively with larger competitors. However, emerging enterprises face significant challenges in their efforts to capitalize on the opportunities that the Internet offers, including:

- the need to clearly articulate an integrated business and technology strategy;
- the need to rapidly and successfully develop and implement a successful and sustainable business before the competition;
- the need to be aware of and use new and rapidly changing technologies, frequently without the benefit of a substantial internal information technology staff;
- significant integration and operation issues caused by the patchwork of systems that businesses often implement without a focused information technology strategy;
- greater budget constraints than large enterprises, making purchase price, total cost of ownership and technological obsolescence key issues and;
- the need to maintain significant technological infrastructure and to support e-business applications 24 hours a day, seven days a week.

Management believes that the needs of emerging enterprises will make them a significant factor in the overall market for Internet services. International Data Corporation, an independent research firm, defines Internet services as the consulting, design, systems integration, support, management and outsourcing services associated with the development, deployment and management of Internet sites. International Data Corporation expects the worldwide market for these services, which includes both growing and other enterprises, to grow at a five year compounded annual growth rate of 59% from $7.8 billion in 1998 to $78.5 billion in 2003.

Large and medium sized companies which provide services to assist businesses in using information technology, including the Internet, have primarily focused their service offerings on large enterprises, such as Fortune 500 companies, while largely ignoring growing enterprises and their unique needs. These traditional service providers generally operate by deploying large numbers of personnel to the client's site to conduct lengthy studies before proposing a solution. Management believes that this approach does not yield effective solutions within the time and budget constraints of emerging enterprises. According to Forrester Research, 75% of companies surveyed prefer not to utilize traditional management consultants because these firms do not understand their e-business strategy needs.

On the other hand, many small information technology service providers who solicit emerging enterprises do not offer a comprehensive suite of services. They also frequently lack the financial resources and employees to take on full service projects or to provide follow-up support and training. Moreover, resource limitations often prevent small service providers from investing in internal training and research and development, which we believe are critical to the development of innovative solutions and for the cost-effective provision of services.

Emerging enterprises need to get to market very quickly and often lack internal information technology resources. Management believes there is a great demand for a single source provider of strategy, systems integration, hosting and support that is focused on the specific needs of emerging enterprises. Management believes that neither traditional information technology service providers nor boutique providers currently meet this demand.


                       THE NEED FOR E-COMMERCE SOLUTIONS

According to a Gartner Group Study on websites in the United States, in 1999, because of higher standards, "homemade" websites have reached their limits. 36% of businesses spent more than $1,000,000 on their web sites in 1996. Only about 10% of this investment goes for software. Most of the development costs are for database and connecting this solution with running applications and databases.

Ernst & Young's report in the 2001 "Global Online Retailing Report" states:
"Looking to the future, there is no question that continued robust growth in online shopping seems assured." Recognizing the importance of an online brand, the report stated: "More than 80% of consumer respondents worldwide will reach a website to make purchases by keying in the company name." We believe that small and middle sized companies have limited capability for establishing a brand, but if they pooled their resources in a cooperative, or Internet-based "warehouse" it would give these companies the opportunity to benefit from a common brand. Regarding online shopping in Germany, Ernst & Young reported that "although online shopping has exploded in Germany during the past year, spending levels are still low." We believe there is enough potential for growth, and that the situation for Germany is typical in Europe.

In Austria, the Austrian Internet Monitor conducted a 2000 study which shows that approximately 56% of Austrian homes have a personal computer, 1997: 38%, 1998: 42%, 1999: 49%. 33% of Austrians have internet-access at home; 1997: 5%, 1998: 9%, 1999: 16%, 40% on their working place. Approximately 46% of Austrians have access to worldwide data exchange and online services; after 34% in the year before. 31% of Austrians (approximately 2.1 mio people) use the Internet intensively; 1997: 6%, 1998: 11%, 1999: 19%. A study of institute Fessel-GfK-Oesterreich reports that in comparison with other European countries Austria ranks on place 6 in internet-use, before countries like Germany, France and United Kingdom. There is a big growth of internet-access but there still is potential for big increases, because the young generation will grow up with internet and will use this medium in everyday life even in their older days (46% of 14-29 aged use internet); on the other hand the older generation and specially pensioners (11% of 50 and above aged use internet) rarely use the medium internet, but this generation will decrease.

A Jupiter Communications study from 2000 reports that online sales business to consumer will grow 14.1 billion EURO in the year 2001 to 64 billion EURO in the year 2005.

Internet Services plans to develop an Internet e-commerce solution geared to the needs of small to medium sized business enterprises in Europe, which can also be used on an international scale as well.

We will begin to provide services when we have finished development of the software. Upon development and testing of our software, which we anticipate will occur approzimately 12 months after the closing of this offering, we will begin to provide networking, Internet marketing, project management, and website design and consulting. We will initially outsource all services connected with networking and hardware, coding, programming and bookkeeping. We will pay attention not to outsource core competence, such as Internet marketing, software development, and project management.

                                   THE MARKET

Internet Services defines its target market as small to middle sized business enterprises in Western Europe. This consists of approximately 15,777,000 enterprises, and is estimated to be approximately 9,466,200,000 Euro as of 1997. Since Internet Services is still in the development stages, it has no data from which to estimate its share of this market.

We will specifically tailored our services to emerging enterprises seeking rapid delivery of cost-effective, comprehensive solutions for their e-commerce initiatives. We focus on maximizing the opportunities presented by the Internet and electronic commerce to enhance our clients' operations from creative website design (the front end), to back-office integration of existing systems and marketing (the back end), thus creating an end-to-end solution.

We intend to out source many such functions until we can add the technical expertise and resources to develop such capability internally. Our services will consist of the following:

- Strategic solutions such as analyzing our partner's markets, business processes and existing technology and providing practical advice on how to use the Internet and other information technology most effectively.
- Interactive media services such as website design and development, branding, which is the creation of a unique corporate identity for a partner, media planning and buying.
- E-business solutions such as developing and implementing e-business applications for our partners to generate revenues that will be flexible, and easily measurable, and integrating such e-business applications with the partner's business support and reporting systems.
- Web hosting on a server that is owned, managed, and housed by us or one of our strategic partners.
- Internet-based application such as developing and/or managing software applications that are capable of running on the Internet for the benefit of the e-business.
- Marketing services such as search engine placement, online advertising, and database marketing, although we will not pay direct marketing expenses for our partner.

By offering a seamless integration of these services, we will be a full service solution for emerging enterprises for their e-business solutions.

Internet Services plans to develop proprietary e-commerce software to license to its clients which will:

     -  Be easy to use
     -  Provide a limited choice of options for a single purchase
     - Be fully contained with simple forms and billing options and direct processing of payments either by check or secured credit card transactions
     - Clearly tell the customer the result of their purchases with detailed shipping and e mail feedback information
     -  Load quickly
     -  Never assume that the customer knows how to shop on the Net
     - Be easy to integrate into the existing web site of small and middle sized businesses.
     - Track customer behavior to classify the customer and generate special offers on the fly
     -  Be able to be "personalized" for the client
Support the use of different languages
     - Be able to be extended with new functions such as e.g. integration of a messageboard or additional user interface for UMTS or a newsletter-service; this with as much as can be reuse of existing functions and modules.

As part of "personalization" and "customer tracking," Internet Services can make websites more attractive for its visitors by giving visitor the opportunity to customize the layout, set bookmarks and favorites and classify the customer to generate offers on the fly during his visit on our website. Every access of a visitor will be written into a data base and user profiles will be developed for the client based on the visitor's choices. The resulting data base will enable a client to learn more about the visitors to its site.


                            INTERNET WAREHOUSE

Internet Services plans to develop an Internet warehouse; similar to an online shopping mall or Internet Warehouse, which is a location on the Internet for direct, retail shopping, 24 hours a day. This will enable small to middle sized enterprises who have no e-commerce capability to have a "storefront" or to participate in e-commerce sales on the Internet and to offer an affiliate-partner marketing program. It will also allow marketing under a collective brand name.

Larger companies in the e-commerce world have an online presence and run their own e-commerce websites. These sites are expensive to develop and maintain. Smaller companies sometimes lack the financial resources to develop an e-commerce website, and, even if they have the resources, it may not be cost effective for them to budget a substantial amount for the development of an e-commerce site which may not produce short term returns on the capital spent on development. In addition, many small to medium sized companies are specialized in market or product niches.

Internet Services's Internet warehouse will be like a shopping mall, which will enable smaller companies to rent a "storefront" and promote their products in a "supermarket" type atmosphere, consisting of many small and middle sized businesses. Customers can shop at any one or more of the "storefronts," using Internet Services's e-commerce system. Internet Services will promote the business park both in traditional advertising media as well as online promotion.

                                AFFFILIATE PROGRAM

Internet Services will develop and operate a service which allows websites to run and participate in affiliate partner programs, by offering links from the affiliate's website to one or more of Internet Services's shops, in return for a specified payment. Internet Services will earn a small fee for every successful link. Electronic Commerce InfoNet says that in the year 2000 11% of online-sales go via affiliate-programs, this will increase up to 25% in the year 2002. Affiliate programs become more interesting for online-sales; Forrester Group, an independent research group, reports that affiliate fees increased from 8% to 20% in the last two years.

                                    MILESTONES

     - First phase. It is anticipated that, if this offering is successful in selling at least 75% of the 1,250,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to develop our proprietary software, test it and put it into operation. This is the first phase of the accomplishment of our goals. Management expects to reach this goal by the end of the twelfth month following the closing of this offering, and the source of funds to accomplish this goal are from this offering. We do not expect to generate our first revenues as a result of this phase.

The steps which we will take to implement the first phase are as follows:

     - Analyze and define demands and limitations of software within 30 days after close of offering.

     - Specify description of functions of software, connections, create models of software and a test plan, in the following 60 days.

     - Design software, including defining its functions, external and internal connections, and describing messages, in the following 60 days.

     -    Implementation and module testing, in the following 120 days.

     -    Integration and systems testing in the following 60 days.

     - Production, installation and running of final software product, including final quality management review, during the final 17 days.

     - Second phase.

Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships, and the promotion of our services on major search engines on the Internet, which can only be accomplished by hiring additional clerical personnel and by the raising of additional capital, which we plan to accomplish by private placements of common stock, in the event the funds from this offering are not sufficient. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. The successful private placement of our common stock depends upon us establishing a quote for our stock on a national quotation service such as the pink sheets or the NASD Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of outside technicians in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. The cost of the second phase is estimated by management to be a minimum of $100,000 to a maximum of $660,000. There can be no assurance that we will be able to raise this capital. Depending upon the ability to raise the capital necessary for this phase, we expect that it will be accomplished by the twelfth month after closing of this offering. We expect to generate our first revenues as a result of the successful completion of the second phase.

     We plan to implement our second phase of our plan of operations, beginning on the thirteenth month after the closing of the offering, as follows:

     - Promotion of our services on major Internet search engines, by registering our web site and our key search terms with the major search engines on the Internet, as well as Internet yellow pages and directories, during the first thirty days.

     - Conventional direct advertising by mail and trade publications, beginning during the first 60 days, and continuing until we have established a brand name for our services.

     - Establishment of strategic relationships and affiliate partnerships by offering registration of those who are interested on our website, beginning during the first 30 days, and continuing indefinitely, following the implementation and testing of our software.


                           ADVERTISING AND MARKETING

We intend to pursue comprehensive advertising and marketing campaigns. We have begun to implement an aggressive online advertising and marketing campaign to increase awareness of Internet Services and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships.

Traditional and online advertising. We intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising, as well as an aggressive online campaign to build consumer awareness of our services.

Internet Services will seek to promote its web site and attract visitors to it by becoming predominant on major search engines and local search engines, linklists, newsletters and banner advertisements. In addition, Internet Services will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, Internet Services plans to implement an aggressive online marketing campaign. The objective will be to name awareness for Internet Services in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Internet Services's online campaign will target sites that generate high traffic from Internet users who fit Internet Services's customer profile. In order to create this market presence and increase customer awareness, Internet Services intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers.

However, there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Internet Services is listed in the top listings on the major search engines and local search engines.

                                   COMPETITION

Internet Services competes with other companies which have greater financial resources and experience than Internet Services. Internet Services will compete with companies in the areas of e-commerce software licensing, such as Intershop Communications, Catalog International, Openshop and Mister Online.

It will compete with companies such as CSD Management Consulting, IT Development AG and Kraftwerk, in the area of online business shopping centers. There can be no assurance that Internet Services will be able to successfully compete with more established companies with greater financial resources, or that Internet Services will be able to generate sufficient revenue to remain competitive.

                                    EMPLOYEES

Internet Services presently employs its President, Secretary, Treasurer and Director, Heinz Riemer, as its sole employee, who devotes his full time efforts to the business of Internet Services.

                                    PROPERTIES

Internet Services has an oral agreement with Internet Services president for use of office space in Vienna, Austria, telephones and secretarial services supplied free of charge to Internet Services. Internet Services has no other property at this time.

                                     PATENTS

Internet Services has no patents or trademarks. Internet Services owns the domain names WWW.VIENNA.CC.

LEGAL PROCEEDINGS

Internet Services is not subject to any pending litigation, legal proceedings or claims.

                                    MANAGEMENT

                 EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Internet Services serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Internet Services are as follows:

Name                     Age                    Position
----                     ---                    --------
Heinz Riemer             43                President, Secretary
                                           Treasurer, Director


  Heinz Riemer. Heinz Riemer is the current President, Secretary, Treasurer and Director of ISBA, since its inception. Since 1997, he has been General Manager of Internet Dienstleistungs GmbH, in Vienna, Austria, providing Internet services and Internet marketing of software for CGI Informatik GmbH Vienna and Donauland, one of the largest book and CD stores, a daughter company of Bertelsmann, Germany. He runs a website for Vienna at www.vienna.cc, http://www.vienna.cc/, and a website for the Russian Cultural Institute in Vienna. From 1997 through 1998, he was General Manager of Networld Consulting, Vienna. From 1985 through 1996, he was employed by Vienna Administration

From 1980 through 1985, he was the owner/operator of a recording studio. From 1976 through 1980, he was employed as Programmer/coder for Wiener Stadtwerke/Wienstrom GmbH, Computer Division, and was project manager for address system for combine, technical customer support and other projects. In 1977 he served in military service as an Airman 3rd class. He holds a Degree in Engineering from HTBLVA Vienna I, and has been trained in VM: CMS, Fortran, VS-SQL; MVS: CICS, TSO, PLI, DB/2, CSP; PDP 11/34, RSX11M, Fortran 77; OS/2, C+, Windows, dBase, Lotus 123, OpenAccess, Word, WordPerfect, Excel, Access, HTML, CGI, JavaScript, and Java. Mr. Riemer is fluent in German, English and speaks Russian.

                              EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

                               Annual Compensation
                               -------------------

 Name and Position  Salary           Bonus              Deferred Salary
 -------------------------           -----              ---------------
 Heinz Riemer          $0             -0-                    -0-

Internet Services has made no provisions for cash compensation to its officers and directors, until such time as it is able to generate revenue from operations. We may compensate our officers with common stock until such time as revenue is generated sufficient to pay salaries.

                              EMPLOYMENT AGREEMENTS

Internet Services has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Internet Services's board of directors.


                              PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Internet Services's Common stock as of June 30, 2001, by (I) each person known by Internet Services to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Internet Services,
(iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                          Shares          Percent       Percent
                          Beneficially    Before        After
                          Owned           Offering      Offering
                          ------------    --------      --------
Name and Address
of Beneficial Owner
-------------------
Heinz Riemer               1,900,000         95%         58.46%
Andergasse 12A/2,
A-1170, Vienna, Austria

Officers and Directors
as a Group                 1,900,000         95%         58.46%
------------


*Table is based on current outstanding shares of 2,000,000.


                               CERTAIN TRANSACTIONS

In connection with organizing Internet Services, on August 28, 2000, Heinz Riemer was issued 1,900,000 shares of restricted common stock, valued at $.007 per share, for an aggregate value of $13,500, in exchange for services and the business plan of Internet Services, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Riemer may be deemed to be promoters of Internet Services. No other persons are known to Management that would be deemed to be promoters.

On August 28, 2000, Internet Services issued 100,000 shares of its common stock, valued at $.007 per share, for a total of $700, representing the fair market value of legal services rendered, to Kenneth G. Eade, counsel to Internet Services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had superior access to all corporate and financial information, of the type that would be included in a registration statements, including our business plan and minutes, by-laws and articles of incorporation, and financial statements.


                            DESCRIPTION OF SECURITIES

 The authorized capital stock of Internet Services consists of 50,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 3,250,000 shares of Common stock.

                                   Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Internet Services's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are approximately 2 shareholders of record as of the date of this prospectus.

                                PENNY STOCK STATUS

If and when it creates a market for its common stock, Internet Service's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.

In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Internet Services's stock.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Internet Services will have 3,250,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Internet Services), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

 Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Internet Services, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Internet Services without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above. At the conclusion of this offering, there will be approximately 2,000,000 shares that could be sold pursuant to Rule 144.

Prior to this offering, no public market has existed for Internet Service's shares of common stock. However, Internet Services's market maker, National Capital, will file an application for a quotation with the over-the counter bulletin board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Heinz Riemer, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

 The duration of this offering is 24 months. The offering of the Shares shall terminate twenty four months after the date of this prospectus, unless all shares are sold sooner.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement with National Capital to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for Internet Services's common stock and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $32,660 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.


                                  LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

                                     EXPERTS

The Financial Statements of Internet Services as of June 30, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Rogelio G. Castro, independent public accountant for Internet Services, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

Internet Services has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Internet Services will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                          INDEX TO FINANCIAL STATEMENTS

INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

Independent Auditor's Report ............................   F-1
Balance Sheets
 June 30, 2001 ..........................................   F-2

Statements of Operations
 From 2/1/00 (inception) to
 June 30, 2001 ..........................................   F-3

Statements of Changes in Stockholders' Equity
 From 2/1/00 (inception) to
June 30, 2001 ...........................................   F-4



Statements of Cash Flows
 From 2/1/00 (inception) to
June 30, 2001 ...........................................   F-5

Notes to Consolidated Financial Statements ..............   F-6

                         REPORT OF INDEPENDENT AUDITOR
                   To the Shareholders and Board of Directors
                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

I have audited the accompanying balance sheets of Internet and Business Applications Corp. (a development stage company) as of June 30, 2001, and the related statements of operations, stockholders' equity, and cash flows for the period August 28, 2000 (inception) to June 30, 2001. These financial statements are the responsibility of Internet Services's management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

 The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 4 to the financial statements, the company has an accumulated deficit of $13,500 as at June 30, 2001. These factors raise substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Services & Business Applications Corp., Inc. (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the period August 28, 2000 (inception) through June 30, 2001, in conformity with generally accepted accounting principles.

Rogelio G. Castro
___________________
Rogelio G. Castro
Oxnard, California
July 25, 2001

                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                         (A Development Stage Company)
                                 Balance sheet
                           As of  June 30, 2001

ASSETS
Current Assets:
  Cash                                                        $      -
    Total Current Assets                                             -

TOTAL ASSETS                                                  $      -

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
                                                              $      -
    Total Current Liabilities                                        -

Stockholders' Equity:
  Common stocks , $.001 par value
    Authorized shares; 50,000,000
    Issued and outstanding shares; 2,000,000                  $  2,000
    Paid in capital                                             11,500
    Deficit accumulated during development stage               (13,500)
      Total Stockholders' Equity                                     -

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $      -





                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                         (A Development Stage Company)
                            Statement of Operations
      For the period August 28, 2000 (inception) through June 30, 2001


                                                     August 28, 2000
                                                    (inception)
                                                     through
                                                     June 30, 2001
                                                     -----------------
Income                                           $             -
      Total  Income                                            -
Operating Expenses
    General and administrative expenses                   13,500
      Total Expenses                                      13,500
Net income (loss)                                $       (13,500)
 Net income (loss) per share                  $        (.006)

                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                         (a Development Stage Company)
                            Statement of Cash Flows
   For the period August 28, 2000 (inception) through June 30, 2001


                                                      August 28, 2000
                                                     (inception)
                                                      through
                                                      June 30, 2001
                                                      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                               $(13,500)

  Stocks issued for services                               13,500

      net cash used by operating activities:

                                                                -
NET CASH USED BY OPERATING ACTIVITIES                           -

INCREASE (DECREASE) IN CASH                                     -


BEGINNING CASH                                                  -

ENDING CASH                                              $      -





                             INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                                      (A Development Stage Company)
                                    Statement of Stockholders' Equity
                  For the period  August 28, 2000 (inception) through June 30,
2001


                                           Number
Deficit
                                           of           Common        Paid
Accumulated
                                           Shares       Stock         In
During
                                           Outstanding  at Par Value  Capital
Development Stage
                                           -----------  ------------  -------
-----------------
Stock issued for services at inception     2,000,000     $2,000
$ 11,500

Net loss - June 30, 2001
$(13,500)

Balance at June 30, 2001                   2,000,000     $2,000       $11,500
$(13,500)



                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                         (A Development Stage Company)
                         Notes to Financial Statements
                             June 30, 2001


NOTE 1 - NATURE OF BUSINESS

INTERNET SERVICES & BUSINESS APPLICATIONS CORP. (the Company) was incorporated under the laws of the state of Nevada on August 28, 2000. It was organized for the purpose of engaging in the business of internet software and services. The Company has been in the development stage since its formation and is in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7). Planned principal operations have not yet commenced.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis - The Company uses the accrual method of accounting.

B. Cash and cash equivalents - The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

C. Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 Earnings Per Share. Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of June 30, 2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

D. Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.


E. Year End - The Company as adopted December  31st as its fiscal year-end

F. Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction:

The company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

NOTE 3 - RELATED PARTY TRANSACTIONS

Common stocks were issued an officer of the Company in exchanged for services. The stocks I issued were recorded using the fair market value of the services provided.

NOTE 4 - GOING CONCERN

 The Company has nominal assets and no current operations with which to create operating capital. The Company has accumulated deficits of $13,500 at June 30, 2001. The Company seeks to raise operating capital to promote and advertise its services in an offering of its common stock on Form SB-2. The company's plan specifies a minimum amount of $1,800,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

       -----------------------------------------------------------------
       -----------------------------------------------------------------

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with this offering other than contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by Internet Services. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of any offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The information in this prospectus may be accurate only on the date of this prospectus, even if this prospectus is delivered to you or you buy common stock after that date. Until
             , 2001 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.


                            ------------------------


                               TABLE OF CONTENTS

                                                             PAGE
                                                           ---------
Prospectus Summary..............................               1
Risk Factors....................................               3
     We have no operating history and may not be
     Successful in facing early stage challenges               3
     We may need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................             4
     We depend on our sole officer who comprises the
     entire management team at the present time......          5
     Internet Services has complete discretion in spending
     the proceeds of this offering...................          6
     Our present systems are inadequate to support
     rapid growth in user demand..................             8
     Our computer and communications systems may
     fail to experience delays.....................            9
     We depend on continued growth in use of the
     Internet and online commerce..................            9

     We may be unable to respond to rapid changes in
     the online commerce industry..................            10
     Terms of offering-no escrow...................            10
     Related party transactions and possible
     conflicts of interest......................               10

Use of Proceeds.................................               12
Dividend Policy.................................               13
Price Range of Securities.......................               13
Capitalization..................................               13
Dilution........................................               14
Selected Financial Data.........................               13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................               14
Business........................................               17
Management......................................               27
Certain Transactions............................               29
Principal Stockholders..........................               30
Description of Securities.......................               30
Shares Eligible for Future Sale.................               32
Plan of Distribution............................               33
Legal Matters...................................               34
Experts.........................................               34
Index to Financial Statements...................               35



                INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                        1,250,000 SHARES OF COMMON STOCK
                                 -------------

                                   PROSPECTUS

                                 -------------

                               ___________, 2001

       -----------------------------------------------------------------
       -----------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes 78,751 provides for the indemnification of Internet Services's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and expenses includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Internet Services' by-laws contain a provision for the indemnification of our directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Internet Services pursuant to the provisions referred to under Item24 of this Registration Statement, or otherwise, Internet Services has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Internet Services of expenses incurred or paid by a director, officer or a controlling person of Internet Services in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Internet Services under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................$   660
Printing and engraving expenses........................$ 1,000
Accounting fees and expenses...........................$ 2,000
Legal fees and expenses (other than Blue Sky)........  $25,000
Blue sky fees and expenses
(including legal and filing fees)..................... $ 3,000
Miscellaneous......................................... $ 1,000
                                                       ----------

    Total........  ................................... $32,660
                                                       ----------
                                                       ----------
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Internet Services within the past three years and were not registered under the Securities Act.

In connection with organizing Internet Services, on August 28, 2000, Heinz Riemer was issued 1,900,000 shares of restricted common stock, valued at $.007 per share, for an aggregate value of $13,500, in exchange for services and the business plan of Internet Services, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Riemer may be deemed to be promoters of Internet Services. No other persons are known to Management that would be deemed to be promoters.

On August 28, 2000, Internet Services issued 100,000 shares of its common stock, valued at $.007 per share, for a total of $700, to Kenneth G. Eade, counsel to Internet Services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had superior access to all corporate and financial information, of the type that would be included in a registration statements, including our business plan and minutes, by-laws and articles of incorporation, and financial statements.


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                 DESCRIPTION
-----------             -------------------------------------

       3.1              Articles of Incorporation
       3.2              Amendment to Articles of Incorporation
       3.4              By-Laws
       4.1              Form of Common stock Certificate
       5.1              Opinion of Kenneth G. Eade, Esq.,
                        Attorney at Law (including  consent)
       6.1              Specimen of Stock Certificate
   10                Subscription Agreement
      23.1              Consent of Independent Accountant
      23.2              Consent of Kenneth G. Eade
                        (filed as part of Exhibit   5.1)

                        ------------------------

                                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on February 19, 2001.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


      INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

      Heinz Riemer
 By______________________________________________
      Heinz Riemer, President and Director
      Date: July 26, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 Heinz Riemer
 ____________________________________________________
 Heinz Riemer, Treasurer/Director
 Date: July 26, 2001




Exhibit 3.1
ARTICLES OF INCORPORATION
FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
AUG 25 2000
C23167

                     ARTICLES OF INCORPORATION OF INTERNET
                     SERVICES & BUSINESS APPLICATIONS CORP.

The undersigned, being a natural person of full age and acting as the incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and declares:

FIRST: The name of the corporation (hereinafter referred to as the corporation)
is:     INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

SECOND: The place of the principal office of the corporation is 820 South Sixth Street, Suite C, Las Vegas, Nevada 89101.

THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by law.

FOURTH: The amount of total authorized capital stock is Fifty Million (50,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated "Common Stock."

FIFTH: Members of the governing board or this corporation shall be designated directors, and there shall be at least one (1) director of this corporation. The number of directors may be changed from time to time by amendment to the corporation's by-laws. There is one director of this corporation. The name and address of the first director is: HEINZ RIEMER, Andergasse 12A/2/11, A-170, Vienna, Austria.

SIXTH: No paid up capital stock issued as fully paid up, after the amount of the subscription price has been paid in is subject to assessment to pay the debts of the corporation.

SEVENTH: The name and address of the incorporator of this corporation is:

                           KENNETH G. EADE
                           827 State Street, Suite 14
                           Santa Barbara, CA  93101

EIGHTH: This corporation is to have perpetual existence.

NINTH: There shall be no liability on the part of a director or officer of this corporation or its shareholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

TENTH: The name and address in this state of the corporation's resident agent is:
                              PAUL WILLSON
                      820 South Sixth Street, Suite C
                        Las Vegas, Nevada 89101

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 11th day of July, 2000,at Santa Barbara, CA.

STATE OF CALIFORNIA
COUNTY OF SANTA BARBARA

I, KENNETH G. EADE, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.

Executed at Santa Barbara, California, this 11th day of July, 2000.


KENNETH G EADE
--------------
KENNETH G EADE

Subscribed and sworn before me, Notary Public of the State of California this 11th day of July, 2000.


       MARLENE P. SASSAMAN
       -------------------
       Notary Public

                                          [SEAL OF NOTARY PUBLIC]



EXHIBIT 3.4
            BY-LAWS OF INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
                               A Nevada Corporation

                                    OFFICES
                                    -------

         1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at Andergasse 12A/2, A-1170, Vienna, Austria. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

         2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  SHAREHOLDERS
                                  ------------

         3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the State of Nevada, or at such other place as the Board of Directors shall, by resolution, appoint.

         4. ANNUAL MEETINGS. The annual meetings of shareholders shall be held in the month of March in each year. At such meeting Directors shall be elected; reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. The first annual meeting of shareholders after incorporation need not be held if less than nine months have elapsed since incorporation to such meeting date. Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.

If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as Directors if Directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.

          5. SPECIAL MEETINGS. Special meetings of the shareholders, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of Directors, or by one or more shareholders holding not less than ten (10%) percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

         6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.
Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting

         7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of Directors shall be by ballot.

At every election of Directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principal among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

         8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

         9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

         10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the Nevada Corporations
Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

         11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney- in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

                                   DIRECTORS
                                   ---------
          13. POWERS. Subject to limitations of the Articles of Incorporation, the Bylaws, and the Nevada General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may be consistent with law, with the Articles of Incorporation, or the Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

                  (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Nevada, as provided in Section 2 hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.
                  (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefore.

 14. NUMBER OF DIRECTORS. The authorized number of Directors of this corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this
Section 14.

         15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which the Director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a Director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the Directors then in office, regardless of whether they constitute a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

         16. REMOVAL. Except as described below, any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed no Director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         17. RESIGNATION. Any Director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18. COMPENSATION. If the Board of Directors so resolves, the Directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any Director from serving the corporation in another capacity and receiving compensation for such service.

         19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by the Nevada Corporations Code.

         20. INSPECTION OF RECORDS AND PROPERTIES. Each Director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the Director or the Director's agent or attorney. The right of inspection includes the right to copy and make extracts.

         21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, when other regular meetings of the Board shall be held. All meetings of Directors shall be held at the principal executive office of the corporation or at such other place, within or without Nevada, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all Directors participating in such meeting can hear each other.

         22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, or any Director.

         23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the Directors who were not present at the time of the adjournment.

         24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting.

 For such purposes, a Director shall not be considered present at a meeting if, although in attendance at the meeting, the Director protests the lack of notice prior to the meeting or at its commencement.

         25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all the members of the Board individually or collectively consent in writing to such action.

         26. QUORUM AND REQUIRED VOTE. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of Directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of Directors or two Directors.

Except as otherwise provided, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present at a meeting whether or not a quorum is present, may adjourn the meeting to another time and place.

         27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these Bylaws shall apply to committees of the Board of Directors and to actions by such committees.

         28. LOANS. Except as provided by statute, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefitted Director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any Director or officer of the corporation, any Director or officer of any of its parents, or any Director or officer of any of its subsidiary corporations, directly or indirectly.
                  (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.

                                    OFFICERS
                                    --------

          29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. Ml officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

         30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

         31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

         33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

         34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex-officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

         35. VICE PRESIDENT. In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not so ranked, the Vice President designated by the Board of Directors) or, if none, the Secretary or Treasurer, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or, if none, the Secretary or Treasurer, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         36. SECRETARY. The Secretary shall have the following powers and duties:
                     (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine.

The Secretary shall keep at the corporation's principal executive office, if in Nevada, or at its principal business office in Nevada, if the principal executive office is not in Nevada, the original or a copy of the Bylaws, as amended.

                  (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

(c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

                  (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

          37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.

                                     SHARES
                                     ------

         39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

          40. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         41. REGISTERED SHAREHOLDERS. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

         42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

         44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.


                                   AMENDMENTS
                                   ----------

         45. ADOPTION OF AMENDMENTS. New Bylaws may be adopted or these Bylaws may be amended or repealed:

                  (a) At any annual meeting, or other meeting of the shareholders called for that purpose by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (b) Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (c) By a majority of the Directors of the corporation; provided, however, that a greater vote of shareholders or Directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that Section 14 (number of Directors) and this Section 45 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of Directors below two if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to
more than sixteen and two-thirds percent  (16-2/3%)          of the outstanding
shares entitled to vote.

         46. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.


                                 CORPORATE SEAL
                                 --------------

         47. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "Nevada


                                 MISCELLANEOUS
                                 -------------

         48. CHECKS DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

         49. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         50. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.

The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         51. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

52. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the Nevada General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   SIGNATURES
                                   ----------

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being the Directors of Internet Services, as of the 20th day of August, 2000, hereby assent to the foregoing Bylaws and adopt the same as the Bylaws of the said corporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names the 2oth day of August, 2000.



By:  Heinz Riemer
---------------------------
     HEINZ RIEMER


Exhibit 4.1
SPECIMEN OF Common stock CERTIFICATE

[________]NUMBER
 SHARES[________]
 AUTHORIZED Common stock; 50,000,000 SHARES PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA COMMON STOCK CUSIP
 THIS CERTIFIES THAT





IS THE RECORD HOLDER OF SHARES OF INTERNET SERVICES & BUSINESS APPLICATIONS CORP. Common stock TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

[SEAL OF INTERNET SERVICES & BUSINESS APPLICATIONS CORP.]

Heinz Riemer
-----------------
Heinz Riemer, President

Heinz Riemer
-----------------
Heinz Riemer, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Co.
 Salt Lake City, UT

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____  TEN ENT
- as tenants by the entireties    (Cust) (Minor) JT TEN - as joint tenants with
right under Uniform Gifts to Minors of survivorship and not as Act ________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------------------------------
_____________________________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
___________________________________________________________________ ______
_______________________________________________________________ ______ ___
_________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________ Attorney to transfer the said stock on the books of the within- named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

 July 25, 2001

Board of Directors
INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
Andergasse 12A/2, A-1170
Vienna, Austria

     Re: INTERNET SERVICES & BUSINESS APPLICATIONS CORP.

Gentlemen:

The undersigned is counsel for INTERNET SERVICES & BUSINESS APPLICATIONS CORP. I have been requested to render an opinion on the legality of the 1,250,000 shares of Internet Services proposed to be sold pursuant the Internet Services' Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Internet Services' Registration on Form SB- 2, company articles of incorporation and by laws and other corporate documents. All representations made to me in Internet Services's documents and by company officers and directors are deemed to be accurate. It is my opinion that:

1. Internet Services is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Internet Services have been reserved and have been duly and properly approved by Internet Services's Board of Directors.

 3. That the shares of stock, when and as issued, will be fully paid and non- assessable, and will be a valid, legal and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Internet Services' Registration Statement on Form SB-2.

Very truly yours,

Kenneth G. Eade
-----------------------
KENNETH G. EADE

EXHIBIT 10.

SUBSCRIPTION AGREEMENT
INTERNET SERVICES & BUSINESS APPLICATIONS CORP.
827 State Street, Suite 14
Santa Barbara, California 93101

Gentlemen:

The undersigned represents as set forth below and subscribes to purchase ________Shares at $2.00 per Share, for $_______________, subject to your
acceptance of this subscription.   There is no minimum contingency or escrow
and proceeds may be used at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____



Dated:______________.

_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security

 EXHIBIT 23.1
                        CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated July 25, 2001 and the related statements of income, stockholder's equity, and cash flows for the period then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
July 25, 2001